FOSTER WHEELER REPORTS RESULTS FOR FIRST QUARTER OF 2014

•	Record level $3.8 billion of consolidated scope backlog
•	Near-tripling of scope new orders in Global Power Group versus average quarter of 2013

ZUG, SWITZERLAND, May 7, 2014 — Foster Wheeler AG (Nasdaq: FWLT) today reported income from continuing operations for the first quarter of 2014 of $17.1 million, or $0.17 per diluted share, compared with $16.9 million, or $0.16 per diluted share, in the first quarter of 2013.

Income from continuing operations in both quarterly periods was impacted by net asbestos-related provisions as detailed in an attached table. Excluding such items from both quarterly periods, adjusted income from continuing operations in the first quarter of 2014 was $19.1 million, or $0.19 per diluted share, compared with $18.9 million, or $0.18 per diluted share, in the year-ago quarter.

The following tables present quarterly and average quarterly data, both as reported and as adjusted to exclude asbestos-related provisions (as detailed in an attached table). The company believes that quarterly averages provide meaningful comparative relevance for certain key metrics in light of the significant quarter-to-quarter variability that is inherent in the company’s financial results.

(dollars in millions, from continuing operations)	Q1 2014	Qtrly Avg. 2013	Q1 2013
Income	$17	$24	$17
Adjusted income	$19	$32	$19
Consolidated revenues (FW Scope)	$622	$648	$624

Foster Wheeler’s Chief Executive Officer, Kent Masters, said, “Our adjusted income for the first quarter of 2014 was below the average quarter of 2013 due to a 17% decline in operating EBITDA from continuing operations and a higher effective tax rate. Nevertheless, we were encouraged to see a sharp rebound in the first quarter of 2014 in scope new orders in the Global Power Group, as compared to the average quarter of 2013. In addition, we reported an 8% reduction in SG&A expenses versus the average quarter of 2013, reflecting our efforts to improve cost effectiveness across the company.”

Masters said, “In accordance with our previous guidance, the company’s first-quarter adjusted income was well below what we would expect to see as a quarterly run rate in 2014, a year in which we anticipate that the company’s performance will be driven by sequential-year growth in scope revenues in both of our business groups. We expect the increased volume to support favorable utilization rates for the balance of the year.”

Global Engineering and Construction (E&C) Group

(dollars in millions)	Q1 2014	Qtrly Avg. 2013	Q1 2013
New orders booked (FW Scope)	$486	$686	$336
Operating revenues (FW Scope)	$444	$452	$425
Segment EBITDA	$40	$46	$35
EBITDA Margin (FW Scope)	9.0%	10.2%	8.3%

•	Scope new orders in the first quarter of 2014 remained at a healthy level but were below the average quarter of 2013, a year in which the Global E&C Group reported a record level of new orders.
•	Scope operating revenues in the first quarter of 2014 were modestly below the average quarter of 2013.

•	EBITDA in the first quarter of 2014 was below the average quarter of 2013, as lower overhead cost was more than offset by lower profit enhancement opportunities and a less favorable utilization rate.

Global Power Group (GPG)

(dollars in millions; EBITDA and revenues from continuing operations)	Q1 2014	Qtrly Avg. 2013	Q1 2013
New orders booked (FW Scope)	$480	$173	$196
Operating revenues (FW Scope)	$178	$196	$199
Segment EBITDA	$29	$37	$25
EBITDA Margin (FW Scope)	16.1%	18.8%	12.4%

•	Scope new orders in the first quarter of 2014 were nearly triple the average quarter of 2013, reflecting the booking of several large boiler contracts.
•	Scope operating revenues in the first quarter of 2014 were below the average quarter of 2013 due to a lower volume of boiler work executed during the quarter.
•	EBITDA in the first quarter of 2014 was below the average quarter of 2013 as lower overhead cost was more than offset by the lower volume of boiler work executed and a decline in equity income from a partially owned power plant in Chile.

Share Repurchase Program

The company did not purchase any of its shares during the first quarter of 2014.

Definitive Agreement with AMEC plc

As previously announced, the company has entered into a definitive agreement with AMEC plc pursuant to which AMEC will make an offer to acquire all the issued and to be issued registered shares of the company. For additional information, see the company’s Current Report on Form 8-K (together with the exhibits thereto) filed with the U.S. Securities and Exchange Commission on February 13, 2014.

Definitions

Income from Continuing Operations

All references to income from continuing operations in this news release refer to “Income from continuing operations attributable to Foster Wheeler AG” as reported in our consolidated financial statements.

Adjusted Income from Continuing Operations and Adjusted Earnings per Share from Continuing Operations

The company believes that adjusted income from continuing operations and adjusted earnings per share from continuing operations are important measures of performance because such adjusted figures exclude the variable impact of periodic asbestos-related gains and provisions. The company believes that the line item on its consolidated statement of operations entitled "Net income attributable to Foster Wheeler AG" and “diluted earnings per share attributable to Foster Wheeler AG” are the most directly comparable GAAP financial measures to adjusted income from continuing operations and adjusted earnings per share from continuing operations.

Calculation of EBITDA

EBITDA is a supplemental financial measure not defined in generally accepted accounting principles, or GAAP. The company defines EBITDA as net income attributable to Foster Wheeler AG before interest expense, income taxes, depreciation and amortization. The company has presented EBITDA because it believes it is an important supplemental measure of operating performance. Certain covenants under our senior unsecured credit agreement use an adjusted form of EBITDA such that in the covenant calculations the EBITDA as presented herein is adjusted for certain unusual and infrequent items specifically excluded in the terms of our senior unsecured credit agreement. The company believes that the line item on its consolidated statement of operations entitled "net income attributable to Foster Wheeler AG" is the most directly comparable GAAP financial measure to EBITDA. Since EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income attributable to Foster Wheeler AG as an indicator of operating performance or any other GAAP financial measure.

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EBITDA, as calculated by the company, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the company's ability to fund its cash needs. As EBITDA excludes certain financial information that is included in net income attributable to Foster Wheeler AG, users of this financial information should consider the type of events and transactions that are excluded.

The company's non-GAAP performance measure, EBITDA, has certain material limitations as follows:

•             It does not include interest expense. Because the company has borrowed money to finance some of its operations, interest is a necessary and ongoing part of its costs and has assisted the company in generating revenue. Therefore, any measure that excludes interest expense has material limitations;

•             It does not include taxes. Because the payment of taxes is a necessary and ongoing part of the company's operations, any measure that excludes taxes has material limitations; and

•             It does not include depreciation and amortization. Because the company must utilize property, plant and equipment and intangible assets in order to generate revenues in its operations, depreciation and amortization are necessary and ongoing costs of its operations. Therefore, any measure that excludes depreciation and amortization has material limitations.

Calculation of EBITDA Margin

Segment EBITDA margin is calculated by dividing business unit operating revenues in Foster Wheeler Scope into business unit EBITDA.

Foster Wheeler Scope

Foster Wheeler Scope represents that portion of backlog, new orders booked and operating revenues on which profit can be earned. Foster Wheeler Scope excludes revenues relating to third-party costs incurred by the company as agent or principal on a reimbursable basis.

Foster Wheeler AG is a global engineering and construction company and power equipment supplier delivering technically advanced, reliable facilities and equipment. The company employs approximately 13,000 talented professionals with specialized expertise dedicated to serving its clients through one of its two primary business groups. The company’s Global Engineering and Construction Group designs and constructs leading-edge processing facilities for the upstream oil and gas, LNG and gas-to-liquids, refining, chemicals and petrochemicals, power, mining and metals, environmental, pharmaceuticals, biotechnology and healthcare industries.  The company’s Global Power Group is a world leader in combustion and steam generation technology that designs, manufactures and erects steam generating and auxiliary equipment for power stations and industrial facilities and also provides a wide range of aftermarket services.  The company is based in Zug, Switzerland, and its operational headquarters office is in Reading, United Kingdom.  For more information about Foster Wheeler, please visit our website at www.fwc.com.

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14-694

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Safe Harbor Statement

Foster Wheeler AG news releases may contain forward-looking statements that are based on management’s assumptions, expectations and projections about the Company and the various industries within which the Company operates. These include statements regarding the Company’s expectations about revenues (including as expressed by its backlog), its liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The Company cautions that a variety of factors, including but not limited to the factors described in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the U.S. Securities and Exchange Commission on February 27, 2014, and the following, could cause the Company’s business conditions and results to differ materially from what is contained in forward-looking statements including: the timing and success of the proposed offer and acquisition of the Company by AMEC plc, the risk that the Company’s business will be adversely impacted during the pending proposed offer and acquisition of the Company by AMEC plc, benefits, effects or results of the Company’s redomestication to Switzerland, deterioration in global economic conditions, changes in investment by the oil and gas, oil refining, chemical/petrochemical and power generation industries, changes in the financial condition of its customers, changes in regulatory environments, changes in project design or schedules, contract cancellations, the changes in estimates made by the Company of costs to complete projects, changes in trade, monetary and fiscal policies worldwide, compliance with laws and regulations relating to the Company’s global operations, currency fluctuations, war, terrorist attacks and/or natural disasters affecting facilities either owned by the Company or where equipment or services are or may be provided by the Company, interruptions to shipping lanes or other methods of transit, outcomes of pending and future litigation, including litigation regarding the Company’s liability for damages and insurance coverage for asbestos exposure, protection and validity of the Company’s patents and other intellectual property rights, increasing global competition, compliance with its debt covenants, recoverability of claims against the Company’s customers and others by the Company and claims by third parties against the Company, and changes in estimates used in its critical accounting policies. Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond the Company’s control. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with or furnished to the Securities and Exchange Commission.

Contacts:
Media	Patti Landsperger	908-730-2944	E-mail: patti_landsperger@fwc.com
Investor Relations	Scott Lamb	908-730-4155	E-mail: scott_lamb@fwc.com
Other Inquiries		908-730-4000	fw@fwc.com

Additional Information

THE COMPANY'S SHAREHOLDERS ARE URGED TO READ ANY DOCUMENTS (INCLUDING ANY EXHIBITS THERETO) RELATING TO THE OFFER BY AMEC PLC WHEN SUCH DOCUMENTS BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AMEC'S OFFER.

The offer has not commenced. At the time the offer is commenced, AMEC will file with the SEC a registration statement on Form F-4, which will include a prospectus of AMEC in respect of the AMEC Shares to be issued in the offer, and a tender offer statement on Schedule TO (together with related documents, including a related letter of transmittal), and the company will file with the SEC a Recommendation Statement on Schedule 14D-9 with respect to the offer. These documents will contain important information about the offer that should be read carefully before any decision is made with respect to the offer. These materials will be made available to the shareholders of the company at no expense to them. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, www.sec.gov, after they have been filed. Any materials filed with the SEC may also be obtained without charge at the company's website, www.fwc.com.

This announcement is for informational purposes only and does not constitute or form part of an offer to sell or the solicitation of an offer to buy or subscribe to any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This announcement is not an offer of securities for sale into the United States. No offering of securities shall be made in the United States except pursuant to registration under the US Securities Act of 1933, or an exemption therefrom.

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Foster Wheeler AG and Subsidiaries

Consolidated Statement of Operations

(in thousands of dollars, except share data and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2014	2013
Operating revenues	$733,699	$790,144
Cost of operating revenues	618,164	670,698
Contract profit	115,535	119,446

Selling, general and administrative expenses	82,047	90,332
Other income, net	(6,140)	(4,751)
Other deductions, net	10,703	5,312
Interest income	(1,403)	(1,462)
Interest expense	3,662	2,672
Net asbestos-related provision	2,008	2,000
Income from continuing operations before income taxes	24,658	25,343
Provision for income taxes	9,718	5,160
Income from continuing operations	14,940	20,183
Discontinued operations:
Loss from discontinued operations before income taxes	-	(3,878)
Provision for income taxes from discontinued operations	-	-
Loss from discontinued operations	-	(3,878)
Net income	14,940	16,305
Less: Net (loss)/income attributable to noncontrolling interests	(2,127)	3,279
Net income attributable to Foster Wheeler AG	$17,067	$13,026

Weighted-average number of shares outstanding:
Basic earnings per share	99,147,429	104,386,669
Diluted earnings per share	100,410,662	104,639,999

Amounts attributable to Foster Wheeler AG:
Income from continuing operations	17,067	16,904
Loss from discontinued operations	-	(3,878)
Net income	$17,067	$13,026

Basic earnings per share attributable to Foster Wheeler AG:
Income from continuing operations	$0.17	$0.16
Loss from discontinued operations	-	(0.04)
Net income	$0.17	$0.12

Diluted earnings per share attributable to Foster Wheeler AG:
Income from continuing operations	$0.17	$0.16
Loss from discontinued operations	-	(0.04)
Net income	$0.17	$0.12

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Foster Wheeler AG and Subsidiaries

Consolidated Balance Sheet

(in thousands of dollars)

(unaudited)

	March 31,	December 31,
	2014	2013
ASSETS
Current Assets:
Cash and cash equivalents	$527,867	$556,190
Accounts and notes receivable, net:
Trade	715,360	671,770
Other	60,581	57,262
Contracts in process	201,034	197,232
Prepaid, deferred and refundable income taxes	61,391	62,856
Other current assets	39,070	38,431
Total current assets	1,605,303	1,583,741
Land, buildings and equipment, net	274,667	279,981
Restricted cash	53,580	82,867
Notes and accounts receivable – long-term	14,645	15,060
Investments in and advances to unconsolidated affiliates	181,736	181,315
Goodwill	169,377	169,801
Other intangible assets, net	108,235	113,463
Asbestos-related insurance recovery receivable	118,711	120,489
Other assets	148,031	143,848
Deferred tax assets	47,710	49,707
TOTAL ASSETS	$2,721,995	$2,740,272
LIABILITIES, TEMPORARY EQUITY AND EQUITY
Current Liabilities:
Current installments on long-term debt	$12,696	$12,513
Accounts payable	248,442	282,403
Accrued expenses	261,640	304,312
Billings in excess of costs and estimated earnings on uncompleted contracts	635,383	569,652
Income taxes payable	36,657	39,078
Total current liabilities	1,194,818	1,207,958
Long-term debt	113,030	113,719
Deferred tax liabilities	40,680	39,714
Pension, postretirement and other employee benefits	109,077	111,221
Asbestos-related liability	248,670	257,180
Other long-term liabilities	206,308	210,651
Commitments and contingencies
TOTAL LIABILITIES	1,912,583	1,940,443
Temporary Equity:
Non-vested share-based compensation awards subject to redemption	10,632	15,664
TOTAL TEMPORARY EQUITY	10,632	15,664
Equity:
Registered shares	261,278	259,937
Paid-in capital	226,769	216,450
Retained earnings	950,227	933,160
Accumulated other comprehensive loss	(514,070)	(509,317)
Treasury shares	(150,131)	(150,131)
TOTAL FOSTER WHEELER AG SHAREHOLDERS’ EQUITY	774,073	750,099
Noncontrolling interests	24,707	34,066
TOTAL EQUITY	798,780	784,165
TOTAL LIABILITIES, TEMPORARY EQUITY AND EQUITY	$2,721,995	$2,740,272

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Foster Wheeler AG and Subsidiaries

Business Segments

(in thousands of dollars)

(unaudited)

	Three Months Ended March 31,
	2014	2013
Global Engineering & Construction Group
Backlog - in future revenues	$3,317,600	$2,719,100
New orders booked - in future revenues	560,700	467,700
Operating revenues	553,261	587,974
EBITDA	40,054	35,188

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	2,940,500	2,034,100
New orders booked - in Foster Wheeler Scope	485,700	335,500
Operating revenues - in Foster Wheeler Scope	$443,667	$424,754

Global Power Group
Backlog - in future revenues	$907,800	$740,900
New orders booked - in future revenues	482,000	198,900
Operating revenues	180,438	202,170
EBITDA	28,726	24,687

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	906,200	731,200
New orders booked - in Foster Wheeler Scope	479,800	196,100
Operating revenues - in Foster Wheeler Scope	$178,083	$199,271

Corporate & Finance Group (2)
EBITDA	$(24,018)	$(19,797)

Consolidated
Backlog - in future revenues	$4,225,400	$3,460,000
New orders booked - in future revenues	1,042,700	666,600
Operating revenues	733,699	790,144
EBITDA	44,762	40,078

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	3,846,700	2,765,300
New orders booked - in Foster Wheeler Scope	965,500	531,600
Operating revenues - in Foster Wheeler Scope	$621,750	$624,025

(1)	Foster Wheeler Scope represents the portion of backlog, new orders booked and operating revenues on which profit can be earned. Foster Wheeler Scope excludes revenues relating to third-party costs incurred by the company as agent or principal on a reimbursable basis.

(2)	Includes intersegment eliminations.

Note: The new orders booked and backlog amounts by period include balances for discontinued operations for the three months ended March 31, 2013, which were insignificant based on our consolidated and business group balances.

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Foster Wheeler AG and Subsidiaries

Reconciliations of EBITDA and Foster Wheeler Scope

(in thousands of dollars)

(unaudited)

	Three Months Ended March 31,		Twelve Months Ended
	2014	2013	December 31, 2013
Reconciliation of Foster Wheeler Scope Operating
Revenues to Operating Revenues (1)

Global Engineering & Construction Group
Foster Wheeler Scope operating revenues	$443,667	$424,754	$1,808,752
Flow-through revenues	109,594	163,220	703,835
Operating revenues	$553,261	$587,974	$2,512,587

Global Power Group
Foster Wheeler Scope operating revenues	$178,083	$199,271	$784,711
Flow-through revenues	2,355	2,899	9,152
Operating revenues	$180,438	$202,170	$793,863

Consolidated
Foster Wheeler Scope operating revenues	$621,750	$624,025	$2,593,463
Flow-through revenues	111,949	166,119	712,987
Operating revenues	$733,699	$790,144	$3,306,450

Reconciliation of EBITDA from continuing operations to net income (2)

EBITDA from continuing operations:
Global Engineering & Construction Group	$40,054	$35,188	$183,911
Global Power Group	28,726	24,687	147,227
Corporate & Finance Group	(24,018)	(19,797)	(111,269)
EBITDA from continuing operations	44,762	40,078	219,869
Less: Interest expense	3,662	2,672	13,227
Less: Depreciation/amortization (3)	14,315	15,342	57,574
Less: Provision for income taxes	9,718	5,160	52,166
Income from continuing operations (2)	17,067	16,904	96,902
(Loss)/income from discontinued operations (2)	-	(3,878)	265
Net Income (2)	$17,067	$13,026	$97,167

(1) The operating revenues represent balances from continuing operations.

(2) Amounts attributable to Foster Wheeler AG.

(3) The depreciation and amortization by business segment:

	Three Months Ended March 31,		Twelve Months Ended
	2014	2013	December 31, 2013
Global Engineering & Construction Group	$8,340	$8,038	$33,067
Global Power Group	5,221	5,215	20,958
Corporate & Finance Group	754	2,089	3,549
Total depreciation / amortization	$14,315	$15,342	$57,574

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Foster Wheeler AG and Subsidiaries

EBITDA, Net Income* and Diluted Earnings Per Share Reconciliation

(in thousands of dollars, except per share amounts)

(unaudited)

	Three Months Ended March 31, 2014
			Diluted Earnings
	EBITDA	Net Income*	Per Share

As adjusted	$46,770	$19,075	$0.19
Adjustments:
Net asbestos-related provision	(2,008)	(2,008)	(0.02)

As reported from continuing operations	$44,762	$17,067	$0.17
As reported from discontinued operations		-	-
As reported		$17,067	$0.17

	Three Months Ended March 31, 2013
			Diluted Earnings
	EBITDA	Net Income*	Per Share

As adjusted	$42,078	$18,904	$0.18
Adjustments:
Net asbestos-related provision	(2,000)	(2,000)	(0.02)

As reported from continuing operations	$40,078	$16,904	$0.16
As reported from discontinued operations		(3,878)	(0.04)
As reported		$13,026	$0.12

	Twelve Months Ended December 31, 2013
			Diluted Earnings
	EBITDA	Net Income*	Per Share

As adjusted	$250,082	$127,115	$1.25
Adjustments:
Net asbestos-related provision	(30,213)	(30,213)	(0.29)

As reported from continuing operations	$219,869	$96,902	$0.96
As reported from discontinued operations		265	-
As reported		$97,167	$0.96

*Net income attributable to Foster Wheeler AG.

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Foster Wheeler AG and Subsidiaries

Average Calculations

(in thousands of dollars, except per share amounts)

(unaudited)

	2013 Full Year	2013 Quarterly Average(1)
Consolidated
Operating revenues - in Foster Wheeler Scope	$2,593,463	$648,366
Income from continuing operations (2)	$96,902	$24,226
Adjusted income from continuing operations (2)	$127,115	$31,779
Consolidated EBITDA from continuing operations	$219,869	$54,967
Consolidated EBITDA from continuing operations, as adjusted	$250,082	$62,521
Adjusted diluted earnings per share	$1.25	$0.31

Global Engineering & Construction Group
New orders booked - in Foster Wheeler Scope	$2,745,500	$686,375
Operating revenues - in Foster Wheeler Scope	$1,808,752	$452,188
Segment EBITDA	$183,911	$45,978
EBITDA margin	10.2%	10.2%

Global Power Group
New orders booked - in Foster Wheeler Scope	$690,600	$172,650
Operating revenues - in Foster Wheeler Scope	$784,711	$196,178
Segment EBITDA	$147,227	$36,807
EBITDA margin	18.8%	18.8%

(1) To calculate the quarterly average dollar amounts, the company divided reported annual figures by four.

(2) Amounts attributable to Foster Wheeler AG.

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